DISCOVERY COMMUNICATIONS REPORTS
FIRST QUARTER 2009 RESULTS

First Quarter 2009 Financial Highlights:

•	Revenues increased to $817 million

•	Adjusted OIBDA increased to $329 million

•	Net income attributable to Discovery increased to $119 million

•	Free Cash Flow increased to $120 million

Silver Spring, Maryland – May 4, 2009: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the first quarter ended March 31, 2009. The discussion below assumes the transaction between Discovery Holding Company (“DHC”), Discovery Communications Holding LLC (“DCH”), and Advance/Newhouse Programming Partnership that resulted in Discovery becoming a public company, as described in the Other Items section on page 4, occurred on January 1, 2008, and as such includes 100% of Discovery’s results.

David Zaslav, Discovery’s President and Chief Executive Officer said, “The growth Discovery delivered in the first quarter despite economic and foreign currency headwinds demonstrates the strength of our business model. Our stable and growing distribution revenue provides a unique resiliency in the face of economic hurdles. In the first quarter, this distribution strength was complemented by domestic advertising revenue growth as we capitalized on increased ratings across the portfolio. The durability of our revenue streams, combined with our ability to control spending, translated into Adjusted OIBDA growth of 9% this past quarter, and gives us confidence that we can continue to expand operating margins in today’s challenging environment.”

First quarter revenues of $817 million increased $8 million over the first quarter a year ago as 5% growth at U.S. Networks and 23% growth at Commerce, Education and Other, aided primarily by non-recurring revenue, was offset by a 4% decline at International Networks, mainly the result of a $32 million unfavorable impact from foreign currency fluctuations. Adjusted Operating Income Before Depreciation and Amortization (1) (“OIBDA”) grew 9% to $329 million, driven by an increase of 7% at U.S. Networks and an increase of 20% at International Networks. Total company Adjusted OIBDA margin increased to 40% for the first quarter from 37% for the same period a year ago.

First quarter net income attributable to Discovery Communications, Inc. of $119 million ($0.28 per share) increased $85 million compared to $34 million ($0.12 per share) for the first quarter a year ago. The increased results primarily reflect the $28 million growth in Adjusted OIBDA, a $40 million decline in income tax expense, and a $24 million increase in Other non-operating income, partially offset by a $32 million expense in the current year related to the unrealized change in the fair value of the mark-to-market share-based compensation which was a benefit of $36 million in the first quarter a year ago.

Free cash flow was $120 million for the first quarter, an increase of $75 million from the first quarter of 2008. Free cash flow is defined as cash provided by operating activities less acquisitions of property and equipment.

(1) See the definition of Adjusted Operating Income Before Depreciation and Amortization on page 4.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended		March 31,
	2009	2008(a) Change
Revenues:
U.S. Networks	$509	$484	5%
International Networks	255	266	(4%)
Commerce, Education, and Other	49	40	23%
Corporate	4	19	(79%)

Total Revenues	$817	$809	1%

Adjusted OIBDA:
U.S. Networks	$275	$258	7%
International Networks	96	80	20%
Commerce, Education, and Other	6	—	—
Corporate	(48)	(37)	(30%)

Total Adjusted OIBDA	$329	$301	9%

(a)	The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. See Other Items on page 4 for additional detail.

U.S. Networks

(dollars in millions)	Three Months Ended March 31,
	2009	2008	Change
Revenues:
Distribution	$248	$224	11%
Advertising	244	239	2%
Other	17	21	(19%)

Total Revenues	$509	$484	5%

Adjusted OIBDA	$275	$258	7%
Adjusted OIBDA Margin	54%	53%

U.S. Networks’ revenues in the first quarter of 2009 increased 5% to $509 million primarily driven by distribution and advertising revenue growth. Distribution revenue grew 11% largely from higher rates, subscriber growth primarily from networks carried on the digital tier and lower launch-support amortization. Advertising revenue increased 2% as a result of higher pricing and increased ratings, partially offset by lower cash sellouts due to softness in the economy.

Adjusted OIBDA increased 7% to $275 million reflecting the 5% revenue growth partially offset by 2% higher operating expenses, which included increased programming spending offset by lower marketing, personnel and digital costs. Operating expenses would have declined 1% excluding $6 million of costs related to OWN incurred in the current quarter.

International Networks

(dollars in millions)	Three Months Ended March 31,
	2009	2008	Change
Revenues:
Distribution	$177	$178	(1%)
Advertising	57	65	(12%)
Other	21	23	(9%)

Total Revenues	$255	$266	(4%)

Adjusted OIBDA	$96	$80	20%
Adjusted OIBDA Margin	38%	30%

International Networks’ revenues for the first quarter decreased 4% to $255 million as a $32 million unfavorable impact of foreign currency fluctuations resulted in a 12% decline in advertising revenue and slightly lower distribution revenue. Excluding the impact of foreign currency fluctuations, revenues increased 9% led by 10% affiliate revenue growth, primarily from subscriber increases in EMEA (Europe (excluding U.K.), Middle East and Africa) and Latin America. Advertising revenue in local currency terms was up 7% as strong growth in EMEA and Latin America was offset by lower advertising revenue in the U.K.

Adjusted OIBDA increased 20% to $96 million as the 4% revenue decline was more than offset by a 15% decline in operating expenses. Excluding the impact of foreign currency, Adjusted OIBDA increased 34% reflecting the 9% revenue growth and a 2% decline in operating expenses as lower marketing and personnel costs were partially offset by increased programming expenses.

Commerce, Education, and Other

(dollars in millions)	Three Months Ended March 31,
	2009	2008	Change
Revenues	$49	$40	23%
Adjusted OIBDA	$6	$—	—

Commerce, Education and Other first quarter revenues increased 23% to $49 million, primarily reflecting increased commerce revenues from a one-time sale of inventory to a licensing agent and increased educational streaming. Adjusted OIBDA increased to $6 million as compared with break-even results in the first quarter a year ago as the revenue growth was partially offset by increased operating costs at commerce. The current quarter results also include revenues of $17 million and break-even Adjusted OIBDA for Creative Sound Services, as compared with revenues of $15 million and an Adjusted OIBDA loss of $1 million in the first quarter of 2008.

Corporate

Adjusted OIBDA decreased $11 million when compared to the first quarter a year ago due to lower revenue from a joint venture which included DVD sales of Planet Earth in the prior year, partially offset by lower corporate expenses from this joint venture in the current year.
FULL YEAR 2009 OUTLOOK

For the full year ended December 31, 2009, Discovery Communications, Inc., excluding the impact of the Discovery Kids transaction announced on April 30, 2009 and the impact of OWN, expects total revenue between $3,375 million and $3,500 million, Adjusted OIBDA between $1,325 million and $1,400 million and net income attributable to Discovery Communications, Inc. of $475 million to $575 million. Our outlook incorporates current foreign exchange rates for revenues and expenses and current share price for mark-to-market share-based compensation calculations. It is expected that $70 to $80 million will be invested in OWN in 2009, but the income statement impact will depend on the timing of the launch, expected in early 2010.

NON-GAAP FINANCIAL MEASURES

Adjusted OIBDA and Free Cash Flow

In addition to the results prepared in accordance with generally accepted accounting principles (GAAP) provided in this release, the Company has presented Adjusted OIBDA and free cash flow. The Company evaluates the operating performance of segments based on financial measures such as revenues and Adjusted OIDBA. Adjusted OIBDA is defined as revenues less cost of revenues and selling, general and administrative expense excluding (i) mark-to-market share-based compensation expense, (ii) amortization of deferred launch incentives, (iii) restructuring and impairment charges, and (iv) gains (losses) on asset and dispositions. Management uses Adjusted OIBDA to assess the operational strength and performance of its segments. Management uses this measure to view operating results, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze operating performance of each segment using the same metric management uses and also provides investors a measure to analyze operating performance of each segment against historical data. The Company excludes mark-to-market compensation expense and restructuring and impairment charges from the calculation of Adjusted OIBDA due to their volatility or non-recurring nature. The Company also excludes the amortization of deferred launch incentive payments because these payments are infrequent and the amortization does not represent cash payments in the current reporting period.

The Company defines free cash flow as cash provided by operations less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to shareholders.

Because Adjusted OIBDA and free cash flow are non-GAAP measures, they should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance reported in accordance with U.S. GAAP. Please review the supplemental financial schedules beginning on page 9 for reconciliations to GAAP measures.

OTHER ITEMS

In September 2008, Discovery Holding Company, Inc. (“DHC”) and Advance/Newhouse Programming Partnership (“Advance/Newhouse”) closed a transaction that included the combination of DHC’s approximate 67% interest in Discovery Communications Holding, LLC (“DCH”) with Advance/Newhouse’s approximate 33% interest in DCH. In connection with the transaction, DHC spun-off its interests in Ascent Media Corporation (“AMC”) except for certain businesses that provide sound-related services, which remain with Discovery. As a result of the transaction, DHC ceased to be a reporting company and Discovery became the successor reporting entity to DHC. The attached condensed consolidated statements of operations, condensed consolidated balance sheets and condensed consolidated statements of cash flows assume the above transaction occurred as of January 1, 2008, in accordance with U.S. GAAP. Additionally, the results of AMC, with the exception of the Creative Sound Services business, have been treated as discontinued operations for 2008. AMC’s results of operations are not separately presented as discontinued operations in the condensed consolidated statements of operations because its net operating results were break-even for the three months ended March 31, 2008. See our Form 10-Q filed with the Securities and Exchange Commission on May 4, 2009 for a more detailed description of the transaction and for further explanation of the financial statement presentation.

The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. This recast reflects (i) the gross combined financial information of both DHC and DCH as though the transaction was consummated on January 1, 2008, (ii) adjustments to revenues and expenses to exclude amounts for AMC and (iii) the adoption of Financial Accounting Standards Board Statement No. 160, Non-controlling Interests in Consolidated Financial Statement – an Amendment of ARB No. 51.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 8:30 a.m. EDT to discuss its first quarter 2009 results. To listen to the call, visit http://www.discoverycommunications.com.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof, and the Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Quarterly Report on Form 10-Q filed with the SEC on May 4, 2009. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,”, “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, the full year 2009 outlook. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:
Corporate Communications	Investor Relations

Michelle Russo (240) 662-2901 michelle—russo@discovery.com	Craig Felenstein (212) 548-5109 craig—felenstein@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; amounts in millions, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008(a)
Revenues:
Distribution	$425	$402
Advertising	301	304
Other	91	103

Total revenues	817	809
Operating costs and expenses:
Cost of revenues, excluding depreciation and amortization listed below	253	242
Selling, general and administrative	281	251
Depreciation and amortization	38	47
Exit and restructuring charges	3	—

Total operating costs and expenses	575	540

Operating income	242	269
Interest expense	(57)	(69)
Other non-operating income (expense), net	8	(16)

Income before income taxes	193	184
Provision for income taxes	(70)	(110)

Net income	123	74
Less: Net income attributable to non-controlling interests	(4)	(40)

Net income attributable to Discovery Communications, Inc.	$119	$34

Net income per share attributable to Discovery Communications, Inc. stockholders:
Basic	$0.28	$0.12

Diluted	$0.28	$0.12

Weighted average number of shares outstanding:
Basic	422	282

Diluted	422	282

(a)	The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; amounts in millions)

	March 31,	December 31,
	2009	2008(a)
ASSETS
Current assets:
Cash and cash equivalents	$142	$100
Receivables, net	740	780
Content rights, net	80	73
Prepaid expenses and other current assets	150	156

Total current assets	1,112	1,109
Noncurrent content rights, net	1,192	1,163
Property and equipment, net	382	395
Goodwill	6,889	6,891
Intangible assets, net	702	716
Other noncurrent assets	196	210

Total assets	$10,475	$10,484

LIABILITIES, REDEEMABLE INTERESTS IN SUBSIDIARIES, AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$371	$421
Current portion of long-term debt	586	458
Other current liabilities	217	191

Total current liabilities	1,174	1,070
Long-term debt	3,137	3,331
Other noncurrent liabilities	438	473

Total liabilities	4,749	4,874
Commitments and contingencies	—	—
Redeemable interests in subsidiaries	49	49
Equity:
Preferred stock	2	2
Common stock	3	3
Additional paid-in capital	6,550	6,545
Accumulated deficit	(817)	(936)
Accumulated other comprehensive loss	(85)	(78)

Equity attributable to Discovery Communications, Inc.	5,653	5,536
Equity attributable to non-controlling interests	24	25

Total equity	5,677	5,561

Total liabilities, redeemable interests in subsidiaries, and equity	$10,475	$10,484

(a)	The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; amounts in millions)

	Three Months Ended March 31,
	2009	2008(a)
OPERATING ACTIVITIES
Net income	$123	$74
Adjustments to reconcile net income to cash provided by operating activities:
Share-based compensation expense (benefit)	37	(36)
Depreciation and amortization	38	63
Deferred income taxes	(22)	46
Other non-cash expenses, net	10	37
Changes in operating assets and liabilities, net of discontinued operations:
Receivables, net	28	(26)
Accounts payable and accrued liabilities	(55)	(79)
Other, net	(19)	(12)

Cash provided by operating activities	140	67
INVESTING ACTIVITIES
Purchases of property and equipment	(20)	(22)
Net cash acquired from Newhouse Transaction	—	45
Business acquisitions, net of cash acquired	—	(3)
Proceeds from sale of securities	—	24

Cash (used in) provided by investing activities	(20)	44
FINANCING ACTIVITIES
Net borrowings from revolver loan	3	159
Principal repayments of long-term debt	(66)	(184)
Principal repayments of capital lease obligations	(3)	(2)
Cash distribution to non-controlling interest	(5)	—
Other financing activities, net	(3)	(10)

Cash used in financing activities	(74)	(37)
Effect of exchange rate changes on cash and cash equivalents	(4)	9

CHANGE IN CASH AND CASH EQUIVALENTS	42	83
Cash and cash equivalents of continuing operations, beginning of period	100	8
Cash and cash equivalents of discontinued operations, beginning of period	—	201

CASH AND CASH EQUIVALENTS, END OF PERIOD	$142	$292

(a)	The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; amounts in millions)

	Three Months Ended March 31, 2009
	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Share-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income
U.S. Networks	$275	$(8)	$(6)	$1	$—	$262
International Networks	96	(10)	(8)	—	(1)	77
Commerce, Education, and Other	6	(1)	—	—	—	5
Corporate	(48)	(19)	—	(33)	(2)	(102)

Total	$329	$(38)	$(14)	$(32)	$(3)	$242

	Three Months Ended March 31, 2008(b)
	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Share-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other	Income
U.S. Networks	$258	$(14)	$(10)	$(5)	$—	$229
International Networks	80	(9)	(11)	—	—	60
Commerce, Education, and Other	—	(2)	—	—	—	(2)
Corporate	(37)	(22)	—	41	—	(18)

Total	$301	$(47)	$(21)	$36	$—	$269

(a)	For the three months ended March 31, 2009 amounts represent exit and restructuring charges.

(b)	The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited; amounts in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended March 31,
	2009	2008(a) Change
Cash provided by operating activities	$140	$67	$73
Acquisition of property and equipment	(20)	(22)	2

Free cash flow	$120	$45	$75

(a)	The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. See Other Items on page 4 for additional detail.

RECONCILIATION OF 2009 OUTLOOK TO GAAP MEASURES

	Full Year 2009
Net income attributable to Discovery Communications, Inc.	$	475	To	$	575
Interest expense, net		260	To		230
Depreciation and amortization		175	To		170
Other expense, including amortization of deferred launch		415	To		425
incentives, mark-to-market share-based compensation, restructuring costs, equity earnings in unconsolidated affiliates, unrealized and realized gains and losses from derivatives, income tax expense, net income attributable to non-controlling interests

Adjusted OIBDA	$	1,325	To	$	1,400

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; amounts in millions)

BORROWINGS
As of
March 31, 2009
$1.0 billion Term Loan A, due quarterly to October 2010	$875
$1.6 billion Revolving Loan, due October 2010	315
$1.5 billion Term Loan B, due quarterly September 2007 to May 2014	1,475
7.45% Senior Notes, semi-annual interest, due September 2009	55
8.37% Senior Notes, semi-annual interest, due March 2011	220
8.13% Senior Notes, semi-annual interest, due September 2012	235
Floating Rate Senior Notes, semi-annual interest, due December 2012 (3.3% at March 31, 2009)	90
6.01% Senior Notes, semi-annual interest, due December 2015	390
Obligations under capital leases	64
Other notes payable	4

Total debt	3,723
Current portion	(586)

Total long-term debt	$3,137

SHARE—BASED COMPENSATION
	As of March 31, 2009
	Total Units	Weighted	Vested Units	Weighted
Long-Term	Outstanding	Average	Outstanding	Average
Incentive Plans	(in millions)	Exercise Price	(in millions)	Exercise Price
Discovery Appreciation Plan	18.7	$18.85	——	$——
Stock Appreciation Rights	5.9	14.44	2.6	14.44
Stock options	18.7	14.83	3.2	13.87

Total share-based compensation plans	43.3	$16.51	5.8	$14.13